Exhibit 99.1

For more information: Marc Olin Chief Financial Officer EFI 650-357-3500	Investor Relations: JoAnn Horne Market Street Partners 415-445-3238

EFI Reports Record Fourth Quarter, Full Year 2016 Results

•	Q4 GAAP EPS $0.43, up 105%, Non-GAAP EPS $0.77, up 26%

•	Q4 Cash Flow From Operations of $65 Million, up 141%

Fremont, Calif. – January 25, 2017 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced preliminary results for the fourth quarter and year ended December 31, 2016.

For the quarter ended December 31, 2016, the Company reported record fourth quarter revenue of $266.7 million, up 4% compared to fourth quarter 2015 revenue of $256.5 million. GAAP net income was $20.5 million, up 99% compared to $10.3 million for the same period in 2015 or $0.43 per diluted share, up 105% compared to $0.21 per diluted share for the same period in 2015. Non-GAAP net income was $36.3 million, up 23% compared to non-GAAP net income of $29.4 million for the same period in 2015 or $ 0.77 per diluted share, up 26% compared to $0.61 per diluted share for the same period in 2015. Cash flow from operating activities was $65.2 million, up 141% compared to $27.1 million during the same period in 2015

For the year ended December 31, 2016, the Company reported revenue of $992.1 million, up 12% year-over-year compared to $882.5 million for the same period in 2015. GAAP net income was $45.5 million, up 36% compared to $33.5 million for the same period in 2015 or $0.95 per diluted share, up 36% compared to $0.70 per diluted share for the same period in 2015. Non-GAAP net income was $116.8 million, up 19% compared to non-GAAP net income of $97.9 million for the same period in 2015 or $2.44 per diluted share, up 20% compared to $2.03 per diluted share for the same period in 2015. Cash flow from operating activities was $121.1 million, up 77% compared to $68.3 million during the same period in 2015.

“EFI delivered another record revenue quarter and our team’s execution drove significant improvements in margins, cash flow, and earnings per share, despite the negative impact of foreign currency,” said Guy Gecht, CEO of EFI. “As we start the New Year we are even more excited about the road ahead, especially with our upcoming introduction of the Nozomi platform targeted at digital printing for packaging.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process. (www.efi.com)

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “consider”, “continue”, “develop”, “estimate”, “expect”, “look”, and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, introduction of new products, product portfolio, productivity, future opportunities for EFI and its customers, demand for products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, potential differences between the results disclosed in this release and the Company’s final results when disclosed in its Annual Report on Form 10-K as a result of developments that may arise between now and the disclosure of the final results; intense competition in each of our businesses, including competition from products developed by EFI’s customers; unforeseen expenses; fluctuations in currency exchange rates ; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; our ability to successfully integrate acquired businesses; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; the impact of changing consumer preferences on demand for our textile products; litigation involving intellectual property rights or other related matters; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release and are subject to revision until the Company will have filed its Annual Report on Form 10-K for the fiscal year ended December 31,2016. EFI undertakes no obligation to update information contained in this press release.

For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains. A reconciliation of the adjustments to GAAP results for the three and twelve months ended December 31, 2016 and 2015 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$266,707	$256,544	$992,065	$882,513
Cost of revenue	126,655	127,288	483,375	423,129

Gross profit	140,052	129,256	508,690	459,384
Operating expenses:
Research and development	39,461	37,451	151,192	141,364
Sales and marketing	41,682	42,222	169,042	156,339
General and administrative	19,248	18,587	85,614	72,797
Amortization of identified intangibles	10,200	8,390	39,560	26,510
Restructuring and other	996	3,187	6,729	5,731

Total operating expenses	111,587	109,837	452,137	402,741

Income from operations	28,465	19,419	56,553	56,643
Interest expense	(4,473)	(4,494)	(17,716)	(17,364)
Interest income and other (income) expense, net	(569)	(711)	545	(1,757)

Income before income taxes	23,423	14,214	39,382	37,522
Benefit from (provision for) income taxes	(2,877)	(3,885)	6,164	(3,982)

Net income	$20,546	$10,329	$45,546	$33,540

Diluted EPS calculation
Net income	$20,546	$10,329	$45,546	$33,540

Net income per diluted common share	$0.43	$0.21	$0.95	$0.70

Shares used in diluted per share calculation	47,460	48,447	47,797	48,150

Stock Based Compensation. As permitted by ASU 2016-09, Stock Compensation – Improvements to Employee Share Based Payment Accounting, which we have adopted in Q2 2016, we have elected to account for forfeitures when they occur instead of estimating the expected forfeiture rate. Adoption of this provision during the second quarter of 2016 resulted in a retroactive net income adjustment of $0.2 million in the first quarter of 2016.

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Years Ended
	December 31,			December 31,
			Ex-Currency			Ex-Currency
	2016	2015	2016	2016	2015	2016
Net income	$20,546	$10,329	$20,546	$45,546	$33,540	$45,546

Amortization of identified intangibles	10,200	8,390	10,200	39,560	26,510	39,560
Ex-currency adjustment	—	—	1,287	—	—	1,722
Stock based compensation – Cost of revenue	1,065	481	1,065	3,252	2,951	3,252
Stock based compensation – Research and development	2,065	1,657	2,065	10,696	9,910	10,696
Stock based compensation – Sales and marketing	1,573	1,141	1,573	8,242	7,926	8,242
Stock based compensation – General and administrative	482	2,705	482	12,696	14,637	12,696
Restructuring and other	996	3,187	996	6,729	5,731	6,729
General and administrative:
Acquisition-related transaction costs	541	1,258	541	2,241	5,494	2,241
Changes in fair value of contingent consideration	629	295	629	6,939	(2,135)	6,939
Litigation settlements	115	15	115	1,027	584	1,027
Interest income and other (income) expense, net
Non-cash interest expense related to our convertible notes	3,163	2,997	3,163	12,400	11,781	12,400
Foreign exchange fluctuation related to contingent consideration	588	—	588	1,049	—	1,049
Balance sheet currency remeasurement impact	—	—	1,029	—	—	2,767

Tax effect of non-GAAP adjustments	(5,643)	(3,020)	(6,082)	(33,565)	(18,990)	(34,417)

Non-GAAP net income	$36,320	$29,435	$38,197	$116,812	$97,939	$120,449

Non-GAAP net income per diluted common share	$0.77	$0.61	$0.80	$2.44	$2.03	$2.52

Shares used in diluted per share calculation	47,460	48,447	47,460	47,797	48,150	47,797

Stock Based Compensation. As permitted by ASU 2016-09, which we have adopted in Q2 2016, we have elected to account for forfeitures when they occur instead of estimating the expected forfeiture rate. Adoption of this provision during the second quarter of 2016 resulted in a retroactive net income adjustment of $0.2 million in the first quarter of 2016.

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$164,313	$164,091
Short-term investments	295,428	333,276
Accounts receivable, net	220,813	193,121
Inventories	98,712	106,378
Other current assets	36,637	30,148

Total current assets	815,903	827,014
Property and equipment, net	103,304	97,779
Goodwill	359,841	338,793
Intangible assets, net	122,997	135,552
Other assets	78,322	51,013

Total assets	$1,480,367	$1,450,151

Liabilities & Stockholders’ equity
Accounts payable	$113,924	$113,541
Accrued and other liabilities	139,317	123,192
Income taxes payable	9,492	3,594

Total current liabilities	262,733	240,327
Convertible senior notes, net	304,484	290,734
Imputed financing obligation related to build-to-suit lease	14,152	13,480
Noncurrent contingent and other liabilities	42,786	51,101
Deferred tax liabilities	16,351	19,003
Noncurrent income taxes payable	12,030	11,312

Total liabilities	652,536	625,957
Total stockholders’ equity	827,831	824,194

Total liabilities and stockholders’ equity	$1,480,367	$1,450,151

Debt Issuance Costs. ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt, which is consistent with the presentation of debt discounts and premiums. Retrospective application is required, which resulted in the reclassification of $5.8 million of debt issuance costs from other current assets and other assets to be a direct reduction of convertible senior notes, net, in our Condensed Consolidated Balance Sheet as of December 31, 2015.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$45,546	$33,540
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,081	40,124
Deferred taxes	(10,188)	(7,384)
Tax benefit from employee stock plans	—	5,368
Stock-based compensation, net of cash settlements	31,726	33,741
Provision for inventory obsolescence	5,187	5,193
Provision for bad debts and sales-related allowances	10,678	7,536
Non-cash accretion of interest expense on convertible notes and imputed financing obligation	13,489	12,957
Other non-cash charges and gains	5,443	3,843
Changes in operating assets and liabilities, net of effect of acquired businesses	(35,958)	(66,561)

Net cash provided by operating activities	121,004	68,357

Cash flows from investing activities:
Purchases of short-term investments	(216,349)	(328,911)
Proceeds from sales and maturities of short-term investments	252,856	311,508
Purchases of restricted investments	(6,252)	—
Purchases, net of proceeds from sales, of property and equipment	(22,373)	(18,449)
Businesses purchased, net of cash acquired	(19,932)	(74,766)

Net cash used for investing activities	(12,050)	(110,618)

Cash flows from financing activities:
Proceeds from issuance of common stock	11,100	11,450
Purchases of treasury stock and net share settlements	(83,292)	(76,447)
Repayment of debt assumed through business acquisitions and debt issuance costs	(8,803)	(22,592)
Contingent consideration payments related to businesses acquired	(28,111)	(4,093)

Net cash used for financing activities	(109,106)	(91,682)

Effect of foreign exchange rate changes on cash and cash equivalents	374	(99)

Decrease in cash and cash equivalents	222	(134,042)
Cash and cash equivalents at beginning of period	164,091	298,133

Cash and cash equivalents at end of period	$164,313	$164,091

Stock Based Compensation. ASU 2016-09, Stock Compensation – Improvements to Employee Share Based Payment Accounting, eliminated the requirement to reclassify gross excess tax benefits related to stock-based compensation from operating to financing activities in the statement of cash flows. The retrospective application to prior periods resulted in a $3.3 million increase in cash flows provided by operating activities during the year ended December 31, 2015, and a corresponding decrease in cash flows provided by financing activities.

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Revenue by Operating Segment
Industrial Inkjet	$153,657	$141,890	$562,583	$447,705
Productivity Software	43,183	38,853	151,737	135,350
Fiery	69,867	75,801	277,745	299,458

Total	$266,707	$256,544	$992,065	$882,513

Revenue by Geographic Area
Americas	$136,434	$136,549	$500,411	$473,599
EMEA	95,836	85,912	360,305	291,103
APAC	34,437	34,083	131,349	117,811

Total	$266,707	$256,544	$992,065	$882,513

Revenue Ex-Currency Adjustment	2,967		9,928	—

Total	$269,674	$256,544	$1,001,993	$882,513

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding certain costs, expenses, gains, and significant items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on our activities and other factors, facilitates comparability of our operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income, and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of amortization of acquisition-related intangibles, stock-based compensation expense, restructuring and other expenses, acquisition-related transaction expenses, costs to integrate such acquisitions into our business, changes in the fair value of contingent consideration, litigation settlement charges, and non-cash interest expense related to our 0.75% convertible senior notes (“Notes”). We use a static non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit.

Ex-Currency. To better understand trends in our business, we believe it is helpful to adjust our statement of operations to exclude the impact of year-over-year changes in the translation of foreign currencies into U.S. dollars. This is a non-GAAP measure that is calculated by adjusting revenue and non-GAAP net income by using historical exchange rates in effect during the comparable prior year period and removing the balance sheet currency remeasurement impact from interest income and other income (expense), net, including removal of any hedging gains and losses. We refer to these adjustments as “ex-currency.” Management believes the ex-currency measures provide investors with an additional perspective on year-over-year financial trends and enables investors to analyze our operating results in the same way management does. The year-over-year currency impact can be determined as the difference between year-over-year actual growth rates and year-over-year ex-currency growth rates.

These excluded items are described below:

•	Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense of $34.9 and $35.4 million during the twelve months ended December 31, 2016 and 2015, respectively, consist of $31.8 and $34.0 million of stock-based compensation expense recognized in accordance with ASC 718, Stock Compensation, and the non-cash settlement of $3.1 and $1.4 million of vacation liabilities settled through the issuance of RSUs during the twelve months ended December 31, 2016 and 2015, which is not included in the GAAP presentation of our stock-based compensation expense.

•	Restructuring and other expenses consists of:

•	Restructuring charges incurred as we consolidate the number and size of our facilities and, as a result, reduce the size of our workforce.

•	Expenses incurred to integrate businesses acquired of $0.7 and $2.1 million for the three and twelve months ended December 31, 2016, respectively, and $1.5 and $1.8 million for the three and twelve months ended December 31, 2015, respectively.

•	Acquisition-related transaction costs associated with businesses acquired and anticipated transactions of $0.5 and $2.2 million for the three and twelve months ended December 31, 2016, respectively, and $1.3 and $5.5 million for the three and twelve months ended December 31, 2015, respectively.

•	Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods, including the related foreign exchange fluctuation impact. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment.

•	Non-cash interest expense on our Notes. Our Notes may be settled in cash on conversion. We are required to separately account for the liability (debt) and equity (conversion option) components of the Notes in a manner that reflects our non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize a debt discount equal to the fair value of the conversion option as interest expense on our $345 million of 0.75% convertible senior notes that were issued in a private placement in September 2014 over the term of the Notes.

•	Litigation settlements. We settled or accrued reserves related several litigation claims of $1.0 and $0.6 million during the twelve months ended December 31, 2016 and 2015 respectively.

•	We use a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit. The long-term average tax rate is calculated in accordance with the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate after excluding the tax effect of the non-GAAP items described above and $10.3 million of previously unrecognized tax benefits associated with the 2012 sale of our Foster City building and land which we recognized in the twelve months ended December 31, 2016.